================================================================================

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            R. G. BARRY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                          R. G. Barry Corporation Logo

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147

                                                                  March 27, 1998

Dear Fellow Shareholders:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of R. G. Barry Corporation (the "Company"), which will be held at 2:30 p.m., local time, on Wednesday, May 13, 1998, at the Company's executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

     The formal Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed. The Board of Directors has nominated three directors, each for a term to expire at the 2001 Annual Meeting. The Board of Directors recommends that you vote FOR the nominees.

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting and regardless of the number of common shares of the Company you own, it is important that your common shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Proxy Statement, please complete, sign and date the enclosed proxy card and mail it promptly in the reply envelope provided for your convenience.

     Thank you for your continued support.

                                          Very truly yours,

                                          Gordon Zacks signature
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                          R. G. Barry Corporation Logo

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                                              Pickerington, Ohio
                                                                  March 27, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of R. G. Barry Corporation (the "Company") will be held at the executive offices of the Company at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, on Wednesday, May 13, 1998, at 2:30 p.m., local time, for the following purposes:

     1. To elect three directors to serve for terms of three years each.

     2. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

     Shareholders of record at the close of business on March 16, 1998, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

                                          By Order of the Board of Directors,

                                          Gordon Zacks signature
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are being mailed to shareholders of R. G. Barry Corporation, an Ohio corporation (the "Company"), on or about March 27, 1998, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") on Wednesday, May 13, 1998, or at any adjournment(s) thereof. The Annual Meeting will be held at 2:30 p.m., local time, at the Company's executive offices at 13405 Yarmouth Road N.W., Pickerington, Ohio. The facility is located east of Columbus, Ohio, immediately south of the intersection of Interstate 70 and State Route 256.

     A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his common shares of the Company voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. The Company has engaged D. F. King & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of not more than $4,500 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited, for no additional compensation, by officers, directors or employees of the Company by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares of the Company not beneficially owned by them, for forwarding such materials to, and obtaining proxies from, the beneficial owners of such common shares.

     The Annual Report to the Shareholders of the Company for the fiscal year ended January 3, 1998 (the "1997 fiscal year") is enclosed herewith.

                            VOTING AT ANNUAL MEETING

     Only shareholders of the Company of record at the close of business on March 16, 1998, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on March 16, 1998, 9,593,488 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

     Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Withhold Authority" or they are not marked at all. Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such common shares on other matters, which typically include amendments to the articles of incorporation of a corporation and the approval of certain compensation plans, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

                                SHARE OWNERSHIP

     The following table sets forth certain information with respect to those persons known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding common shares of the Company as of March 16, 1998 (unless otherwise indicated):

                                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                ---------------------------------------------------------------------------------
                                SOLE VOTING                      SOLE         SHARED
                                    AND        SOLE VOTING    INVESTMENT    VOTING AND      SHARED                     PERCENT
NAME AND ADDRESS                INVESTMENT        POWER         POWER       INVESTMENT    INVESTMENT                      OF
OF BENEFICIAL OWNER                POWER          ONLY           ONLY         POWER       POWER ONLY      TOTAL        CLASS(1)
-------------------             -----------    -----------    ----------    ----------    ----------    ---------      --------
Schneider Capital                 395,650(2)          --       874,400(2)         --            --      1,270,050(2)     13.2%
  Management Corp.
460 E. Swedesford Road
Suite 1080
Wayne, PA 19087

Gordon Zacks                      427,582(3)     447,126(4)         --            --            --        874,708         9.0%
13405 Yarmouth Road N.W.
Pickerington, OH 43147

Dimensional Fund Advisors Inc.    326,382(5)          --       200,935(5)         --            --        527,317(5)      5.5%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

Florence Zacks Melton              31,551             --       447,126(4)         --            --        478,677         5.0%
1000 Urlin Avenue
Columbus, OH 43212

---------------

(1) The percent of class is based upon the sum of 9,593,488 common shares outstanding on March 16, 1998, and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 16, 1998.

(2) Based on information contained in filings with the Securities and Exchange Commission (the "SEC") (the latest of which is dated February 4, 1998), Schneider Capital Management Corp., a registered investment adviser ("Schneider"), is deemed to have beneficial ownership of 1,270,050 common shares as of December 31, 1997. Schneider has sole voting and investment power with respect to 395,650 of those common shares and sole investment power only with respect to 874,400 of those common shares.

(3) Includes 137,930 common shares deposited in the Zacks-Streim Voting Trust, as amended (the "Voting Trust"), by Mr. Zacks of which he is the beneficial owner (see Note (4) below), 112,223 common shares held of record by Mr. Zacks, and 177,429 common shares as to which Mr. Zacks has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 16, 1998. Excludes 14,967 common shares held of record and owned beneficially by the spouse of Mr. Zacks as to which Mr. Zacks has no voting or investment power and disclaims beneficial ownership.

(4) Gordon Zacks is the voting trustee of the Voting Trust and exercises sole voting power as to the 585,056 common shares deposited in the Voting Trust. The beneficial owners of common shares deposited in the Voting Trust retain investment power with respect to such common shares (subject to certain limitations on the right to remove common shares from the Voting Trust). As indicated in Note (3), Mr. Zacks is the beneficial owner of 137,930 of the common shares deposited in the Voting Trust. The number of common shares shown for Mr. Zacks under the heading "Sole Voting Power Only" includes 447,126 common shares deposited in the Voting Trust by Mr. Zacks' mother, Florence Zacks Melton, as trustee under a trust established by the will of Aaron Zacks, deceased. The number of common shares shown for Mrs. Melton under the heading "Sole Investment Power Only" includes these 447,126 common shares.

    Mr. Zacks is a remainder beneficiary of the trust created by that will. The Voting Trust will continue in existence until October 29, 2005, unless extended or terminated in accordance with its terms.

(5) Based on information contained in filings with the SEC (the latest of which is dated February 9, 1998), Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"), is deemed to have beneficial ownership of 527,317 common shares as of December 31, 1997, all of which common shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the "Fund"), or in series of The DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such common shares. Those filings with the SEC also indicate that persons who are officers of Dimensional also serve as officers of the Fund and the Trust. In their capacities as officers of the Fund and the Trust, these persons vote 178,235 common shares which are owned by the Fund and 22,700 common shares which are owned by the Trust.

     The following table sets forth certain information with respect to the Company's common shares beneficially owned by each of the directors, including those persons nominated for re-election as directors, of the Company, by each of the executive officers of the Company named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group as of March 16, 1998:

                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                        ----------------------------------------------
                                                     COMMON SHARES WHICH
                                         COMMON      CAN BE ACQUIRED UPON
                                         SHARES      EXERCISE OF OPTIONS                  PERCENT
                                        PRESENTLY     EXERCISABLE WITHIN                     OF
                 NAME                     HELD             60 DAYS             TOTAL      CLASS(2)
                 ----                   ---------    --------------------    ---------    --------
Gordon Zacks(3).......................    697,279(4)       177,429             874,708       9.0%
Leopold Abraham II....................      6,666            6,250              12,916       (5)
Philip G. Barach......................      8,331            6,250              14,581       (5)
Richard L. Burrell(3).................     36,478(6)        59,110              95,588       1.0%
Christian Galvis(3)...................     70,396(7)        82,775             153,171       1.6%
William Giovanello....................        666            6,250               6,916       (5)
Harvey M. Krueger.....................     22,221            6,250              28,471       (5)
Charles E. Ostrander(3)...............     65,960(8)        26,666              92,626       1.0%
Edward M. Stan........................     36,557(9)         6,250              42,807       (5)
Daniel D. Viren(3)....................          0           23,416              23,416       (5)
All current directors and executive
  officers
  as a group (numbering 11)...........    952,730          416,284           1,369,014      13.7%

---------------

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.

(2) See Note (1) to preceding table.

(3) Executive officer of the Company named in the Summary Compensation Table.

(4) See preceding table and Notes (3) and (4) thereto.

(5) Represents ownership of less than 1% of the outstanding common shares of the Company.

(6) Includes 7,728 common shares held jointly by Mr. Burrell and his spouse.

(7) Excludes 572 common shares held of record and owned beneficially by Mr. Galvis' spouse as to which he exercises no voting or investment power and disclaims beneficial ownership.

(8) Includes 2,118 common shares held jointly by Mr. Ostrander and his spouse, and 6,000 common shares held by Mr. Ostrander as custodian for each of his two minor daughters.

(9) Includes 2,220 common shares held jointly by Mr. Stan and his spouse. Excludes 2,887 common shares held of record and owned beneficially by Mr. Stan's spouse as to which he exercises no voting or investment power and disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the 1997 fiscal year, all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with; except that Mr. Stan, a director of the Company, filed late one report covering two transactions and Mr. Galvis, a director and executive officer of the Company, filed late one report covering one transaction.

                             ELECTION OF DIRECTORS

                               (ITEM 1 ON PROXY)

     In accordance with Article SIXTH of the Articles of Incorporation of the Company, three directors are to be elected at the Annual Meeting for terms of three years each and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy. Under Ohio law and the Company's Regulations, the three nominees receiving the greatest number of votes will be elected as directors.

     The following table gives certain information concerning each nominee for re-election as a director of the Company. Unless otherwise indicated, each person has had the same principal occupation for more than five years.

                                                                                  DIRECTOR OF
                                                  POSITION(S) HELD                THE COMPANY     NOMINEE
                                                WITH THE COMPANY AND              CONTINUOUSLY   FOR TERM
          NOMINEE             AGE             PRINCIPAL OCCUPATION(S)                SINCE      EXPIRING IN
          -------             ---             -----------------------             ------------  -----------
Edward M. Stan..............  73    President, Chesta Co., Inc., Reynoldsburg,        1971         2001
                                      Ohio, importing; Secretary, Treasurer and
                                      50% owner of Jani King, Columbus, Ohio,
                                      janitorial services
Richard L. Burrell..........  65    Senior Vice President -- Finance, Treasurer       1984         2001
                                      and Secretary of the Company
Philip G. Barach............  67    Private Investor(1)                               1991         2001

---------------

(1) Mr. Barach is also a director of Union Central Life Insurance Company, Bernard Chaus, Inc., Glimcher Realty, REIT and SYMS Corp.

     While it is contemplated that all nominees will stand for re-election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for re-election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the re-election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if re-elected to the Board.

     Article SIXTH of the Company's Articles of Incorporation provides that shareholder nominations for election to the Company's Board of Directors must be made in writing and must be delivered or mailed to the Secretary of the Company and received by him not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 35 days' notice of the meeting is given to the shareholders, such nomination must be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification must contain the following information as to each proposed nominee who is not an incumbent director: (a) the name, age, business address and, if known, the residence address of each proposed nominee;
(b) the principal occupation or employment of each proposed nominee; (c) the total number of common shares that are beneficially owned by each proposed nominee and by the nominating shareholder; and (d) any other information concerning each proposed nominee that must be disclosed of nominees in proxy solicitations pursuant to the SEC proxy rules. Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director. Nominations which the chairman of the Annual Meeting determines are not made in accordance with the foregoing procedure will be disregarded.

     The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has had the same principal occupation for more than five years.

                                                                           DIRECTOR OF
                                             POSITION(S) HELD              THE COMPANY
                                           WITH THE COMPANY AND            CONTINUOUSLY      TERM
          NAME             AGE           PRINCIPAL OCCUPATION(S)              SINCE       EXPIRES IN
          ----             ---           -----------------------           ------------   ----------
Gordon Zacks.............  65    Chairman of the Board, Chief Executive        1959          1999
                                   Officer and President of the Company
Christian Galvis.........  56    Executive Vice President -- Operations        1992          1999
                                   and, since January 1998, Co-President
                                   and Co-Chief Operating Officer of the
                                   Barry Comfort Group, of the Company
Charles E. Ostrander.....  49    Executive Vice President -- Sales &           1992          1999
                                   Marketing and, since January 1998,
                                   Co-President and Co-Chief Operating
                                   Officer of the Barry Comfort Group, of
                                   the Company
Harvey M. Krueger........  68    Vice Chairman, Lehman Brothers, Inc.,         1980          2000
                                   New York, New York, investment
                                   bankers(1)
William Giovanello.......  78    President of Retail Requisites,               1985          2000
                                   Columbus, Ohio, retail consultants
Leopold Abraham II.......  70    Chairman and Chief Executive Officer of       1993          2000
                                   Associated Merchandising Corporation,
                                   a retail merchandising and sourcing
                                   company, from 1977 until his
                                   retirement in 1993(2)

---------------

(1) Lehman Brothers, Inc. has provided services to the Company during the Company's 1998 fiscal year. Mr. Krueger is also a director of Automatic Data Processing, Inc., IVAX Corporation, Bernard Chaus, Inc. and Electric Fuels Corporation and serves on the Club Mediterrane International Advisory Board.

(2) Mr. Abraham is also a director of Liz Claiborne (until May 12, 1998), Galey & Lord, Inc. and SIGNET Group plc and a Trustee of the Smith Barney Shearson Income Funds and the Smith Barney Shearson Equity Funds.

     There are no family relationships among any of the directors, nominees for re-election as directors and executive officers of the Company.

     The Board of Directors of the Company held a total of six meetings during the Company's 1997 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the period he served.

     The Company's Board of Directors has standing Audit and Compensation Committees. There is no standing Nominating Committee or committee performing similar functions.

     The Audit Committee consists of Leopold Abraham II, Philip G. Barach, William Giovanello, Harvey M. Krueger and Edward M. Stan. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent auditors and to recommend to the Board of Directors a firm to serve as the Company's independent auditors. The Audit Committee met three times during the 1997 fiscal year.

     The Compensation Committee consists of Leopold Abraham II, Philip G. Barach, William Giovanello and Harvey M. Krueger. The function of the Compensation Committee is to review and supervise the operation of the Company's compensation plans, to select those eligible employees who may participate in each plan (where selection is required), to prescribe the terms of any options granted under the Company's stock option plans (where permitted) and its stock purchase plan and to approve the compensation of the Company's executive officers. The Compensation Committee met three times during the 1997 fiscal year.

                                   REPORT OF
                           THE COMPENSATION COMMITTEE
                                       OF
               R. G. BARRY CORPORATION ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of non-employee directors. Decisions on compensation of the Company's executive officers generally are made by the Committee, although compensation levels for executive officers other than the Chairman are recommended to the Committee by the Chairman, who has substantially greater knowledge of the contributions made by the executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     In determining the compensation of the Company's executive officers, the Committee seeks to create a compensation program that links compensation to the Company's operational results, rewards above average corporate performance, recognizes individual contribution and achievement and assists the Company in attracting and retaining outstanding executive officers and other key employees. Executive compensation is set at levels that the Committee, with the advice of the Company's executive compensation consultants, believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key employees having the experience and abilities that are necessary to manage the Company's business.

BASE SALARIES

     The base salaries of the Company's executive officers and subsequent adjustments to such base salaries are determined relative to the following factors: (1) the criticality to the Company of the executive officer's job function; (2) the individual's performance in his or her position; (3) the individual's potential to make a significant contribution to the Company in the future; and (4) a comparison of industry pay practices. The Committee believes that all of these factors are important and the relevance of each factor varies from individual to individual. The Committee has not assigned any specific weight to any of these factors in the evaluation of an executive officer's base salary.

     An executive officer's individual performance is measured against goals and objectives that have been previously discussed with the executive officer. Consideration is given to the individual's contribution to the management team and the individual's overall value and contribution to the Company. The Committee relies on the Company's Chairman and Chief Executive Officer to make recommendations to the Committee regarding the appropriate base salaries of the executive officers other than the Chairman. Before making his base salary recommendations to the Committee, the Company's Chairman obtains survey information from one or more executive compensation consulting firms to determine competitive compensation levels in each of the Company's senior management positions. The Company has generally sought to provide base salary that is competitive to the 75% to 90% for small to medium-sized consumer product companies. This comparative data may not include the compensation paid by all of the companies that are included in the "Apparel Industry" index which is used for comparative purposes in the shareholder return graph (see "PERFORMANCE GRAPH"). The Committee believes that it is critically important for the Company to remain competitive in its management salaries in order to attract and retain the small group of senior managers who are key to the Company's success.

ANNUAL PROFIT-SHARING INCENTIVE BONUS PROGRAM

     Since 1989, the Company has provided to its executive officers and other members of management an annual profit-sharing incentive bonus program (the "Incentive Program"). Annual bonus awards are based on the extent to which the Company achieves or exceeds specified annual planned profit goals. The Board of Directors meets during the first quarter of each year to establish the Company's target profit goal (defined as profit before such items as taxes, payments under the Incentive Program and charitable contributions) for the year. The Committee then determines the amount of the target award opportunity (the potential bonus) that is payable by the Company under the Incentive Program for such year at specified levels of attainment of the profit goal. For example, the Committee might determine that an employee will receive 50% of his maximum award opportunity if the Company achieves 100% of the profit goal and 100% of his maximum award opportunity if the Company achieves 120% of the profit goal. The Committee's recommendation with respect to bonuses payable under the Incentive Program at specified threshold levels of profit are submitted to the full Board for final approval.

     Each participant in the Incentive Program is assigned a target award opportunity (stated as a percentage of his base salary) that can be achieved for the year. This percentage is based upon the participant's position and responsibilities and the area of the Company's operations in which the participant serves, with a greater percentage being assigned to those participants who make a larger impact on corporate profits. The target award opportunities for the Company's executive officers are set by the Committee; the target award opportunities for other participants in the Incentive Program are assigned by senior management. A participant is not entitled to receive a bonus unless an acceptable year-end performance evaluation (as determined under the Company's performance evaluation guidelines) has been received from the person to whom such participant reports. For 1997, participants in the Incentive Program received bonuses equal to 51% of their respective maximum award opportunities under the Program for 1997.

MR. ZACKS' 1997 COMPENSATION

     Mr. Zacks and the Company entered into a four-year Employment Agreement (the "Employment Agreement") in 1994 under which Mr. Zacks is entitled to receive a minimum annual salary of $450,000 plus certain other benefits. The Employment Agreement also provides that during the employment term, Mr. Zacks is entitled to participate in the Incentive Program at a maximum level equal to 75% of his annual base salary, the specific level of participation to be determined annually by the Committee.

     The Committee can increase Mr. Zacks' base salary above the minimum level established by the Employment Agreement to reflect corporate performance. Mr. Zacks' base salary was increased to $490,000 in 1997, to reflect the Company's excellent 1996 performance. The Committee will evaluate Mr. Zacks' base salary on an annual basis and will determine whether an increase is warranted based on the Committee's consideration of a number of subjective and objective criteria, including the Company's financial results, positive changes in the Company's competitive position, the success of the Company's strategic planning, achievements in the areas of customer satisfaction and product innovation and overall leadership. The Committee feels that all of these factors are significant and, therefore, no specific weight has been assigned to these factors in the evaluation of Mr. Zacks' base salary. Because the Employment Agreement requires that the Company pay to Mr. Zacks a minimum annual base salary, the Committee does not have the ability to reduce the base salary below such minimum to reflect the Company's performance. However, the minimum base salary in the Employment Agreement was established by the Committee based upon advice from a nationally recognized executive compensation consulting firm that the base salary provided for in the Employment Agreement was consistent with base salaries paid to executive officers of comparable companies. This comparative data was compiled and provided by the Company's executive compensation consulting firm and may or may not have included the companies included in the Performance Graph.

     Mr. Zacks' target award opportunity for 1997 was 75% of his base salary, which was established by the Committee in March of 1997. Mr. Zacks' target award opportunity under the Incentive Program for 1997 was determined by the Committee based upon advice of the Company's executive compensation consulting firm regarding the range of performance-based compensation that is provided to chief executive officers of comparable companies. Based upon the Company's 1997 fiscal year results as compared to 1997 target profit goals established by the Committee and the Board in early 1997, all employees participating in the Incentive Program, including Mr. Zacks, received 51% of his or her target award opportunity. In other words, Mr. Zacks' 1997 bonus was tied directly to the profitability of the Company in 1997.

STOCK-BASED COMPENSATION PLANS

     The Company's long-term compensation program consists primarily of options granted under the Company's employee stock option plans. Awards of options are designed to provide appropriate incentive to employees to continue growth in shareholder value and to assist in the hiring and retention of key employees. All stock options are granted with exercise prices at least equal to the market value of the Company's common shares on the dates of grant. If there is no appreciation in the market value of the Company's common shares, the options are valueless. The Committee grants options based on its subjective determination of the relative current and future contribution that each prospective optionee has or may make to the long-term welfare of the Company. The OPTION GRANTS IN LAST FISCAL YEAR table shows the options granted to each of the named executive officers during the 1997 fiscal year based upon such subjective determination. Each of such options was granted at 100% of the fair market value of the Company's common shares on the date of grant (other than the incentive stock option covering 16,873 common shares granted to Mr. Zacks which was granted at 110% of fair market value).

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) no longer permits the Company to deduct certain non-performance-based compensation in excess of $1,000,000 per taxable year paid to the Chief Executive Officer and the other four most highly compensated executives required to be named in the Proxy Statement ("Covered Employees"). The Company may continue to deduct compensation paid to its Covered Employees in excess of $1,000,000 if the payment of such compensation qualifies for an exception, including an exception for certain performance-based compensation.

     The Committee believes that Section 162(m) should not cause the Company to be denied a deduction for 1997 compensation paid to the Covered Employees. The Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

ADDITIONAL COMPENSATION PLANS

     At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these plans are not tied to performance.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

Leopold Abraham II                                              Philip G. Barach
William Giovanello, Chairman                                   Harvey M. Krueger

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Harvey M. Krueger, who is Vice Chairman of Lehman Brothers, Inc., is a member of the Compensation Committee of the Company's Board of Directors. Lehman Brothers, Inc., an investment banking firm, has provided services to the Company during the Company's 1998 fiscal year.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the last three fiscal years, cash compensation paid by the Company to, as well as certain other compensation paid or earned for those years by, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in all capacities in which they served. All dollar amounts are rounded down to the nearest whole dollar.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                      ANNUAL COMPENSATION                       COMPENSATION
                                             -------------------------------------         -----------------------
                                                                                             AWARDS      PAYOUTS
                                                                                           ----------   ----------
                                                                                           SECURITIES
                                               BASE                                        UNDERLYING      LTIP          ALL
             NAME AND               FISCAL    SALARY                OTHER ANNUAL            OPTIONS/     PAYOUTS        OTHER
        PRINCIPAL POSITION           YEAR      ($)      BONUS($)   COMPENSATION($)          SARS(#)        ($)       COMPENSATION
        ------------------          ------    ------    --------   ---------------         ----------    -------     ------------
Gordon Zacks:                        1997    $490,000   $187,425       $48,743(1)(2)(3)       50,000     $     0        $6,996(4)
  Chairman of the Board,             1996    $468,000   $351,000       $46,498(1)(3)(5)       18,750(6)  $     0        $4,693
  Chief Executive Officer            1995    $450,000   $      0       $41,953(1)(3)(7)            0     $     0        $1,456
  and President
Charles E. Ostrander:                1997    $258,000   $ 78,948       $13,782(1)(2)          25,000     $     0        $3,685(4)
  Executive Vice President --        1996    $245,000   $147,000       $13,782(1)(5)          12,499(6)  $     0        $2,869
  Sales & Marketing and              1995    $235,000   $      0       $13,782(1)(7)               0     $11,620        $    0
  Co-President and Co-Chief
  Operating Officer of
  Barry Comfort Group
Christian Galvis:                    1997    $230,000   $ 70,380       $12,389(1)(2)          25,000     $     0        $3,305(4)
  Executive Vice President --        1996    $200,000   $120,000       $10,427(1)(5)          12,499(6)  $     0        $2,494
  Operations and Co-President        1995    $190,000   $      0       $ 8,022(1)(7)               0     $     0        $  613
  and Co-Chief Operating Officer
  of Barry Comfort Group
Richard L. Burrell:                  1997    $166,000   $ 50,796       $22,342(1)(2)          15,000     $     0        $2,037(4)
  Senior Vice                        1996    $158,000   $ 94,800       $18,925(1)(5)          12,500(6)  $     0        $  123
  President -- Finance,              1995    $151,500   $      0       $19,143(1)(7)               0     $ 8,300        $  507
  Treasurer and Secretary
Daniel D. Viren:                     1997    $158,000   $ 36,261       $12,684(1)(2)          15,000     $     0        $2,256(4)
  Senior Vice President --           1996    $151,000   $ 67,950       $12,689(1)(5)           9,375(6)  $     0        $1,885
  Administration                     1995    $141,539   $      0       $12,321(1)(7)               0     $     0        $  469

---------------

(1) "Other Annual Compensation" for each of 1997, 1996 and 1995 includes premium payments in the amounts of $19,088, $4,182, $6,165, $9,544 and $4,537 on behalf of Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively, in each case to continue life insurance policies which provide for a level of death benefits not available under the Company's standard group life insurance program.

(2) "Other Annual Compensation" for 1997 also includes the amounts of $19,275, $9,600, $6,224, $12,798 and $8,147, reflecting either the amount of income deemed, under applicable federal income tax regulations, to have been received, as a result of their personal use of cars provided by the Company by, or the car allowance provided to, Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively.

(3) "Other Annual Compensation" for Mr. Zacks includes: (a) payments of $4,991, $4,252, and $4,061 made during 1997, 1996, and 1995, respectively, to cover Mr. Zacks' portion of the insurance premiums on a life insurance policy in the face amount of $1,310,000 on the life of Mr. Zacks; (b) payments of $2,989, $2,546, and $2,432 made during 1997, 1996, and 1995, respectively, to cover Mr. Zacks' estimated tax liability with respect to such premium payments; and (c) a travel allowance of $2,400 provided to Mr. Zacks in each of 1997, 1996 and 1995.

(4) Includes contributions to the R. G. Barry Corporation Deferred Compensation Plan (the "Deferred Compensation Plan") on behalf of the named executive officers to match 1997 deferred contributions

    (included under "Salary") made by them under the Deferred Compensation Plan and interest deemed to have been earned with respect to each executive officer's account under the Deferred Compensation Plan.

(5) "Other Annual Compensation" for 1996 also includes the amounts of $18,212, $9,600, $4,311, $9,382 and $8,153, reflecting either the amount of income deemed, under applicable federal income tax regulations, to have been received, as a result of each of their personal use of cars provided by the Company, by, or the car allowance provided to, Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively.

(6) Reflects adjustments for 5-for-4 share split on June 3, 1996.

(7) "Other Annual Compensation" for 1995 also includes the amounts of $13,972, $9,600, $4,262, $9,600 and $7,785, reflecting either the amount of income deemed, under applicable federal income tax regulations, to have been received, as a result of each of their personal use of cars provided by the Company, by, or the car allowance provided to, Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively.

GRANTS OF OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table sets forth information concerning individual grants of options made under the R. G. Barry Corporation 1997 Incentive Stock Plan (the "1997 Plan") and the R. G. Barry Corporation 1988 Stock Option Plan (the "1988 Plan") during the 1997 fiscal year to each of the named executive officers. No stock appreciation rights were granted during the 1997 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                                        AT ASSUMED ANNUAL RATES
                                      NUMBER OF                                                              OF STOCK PRICE
                                     SECURITIES     % OF TOTAL OPTIONS                                      APPRECIATION FOR
                                     UNDERLYING         GRANTED TO                                           OPTION TERM(1)
                                       OPTIONS          EMPLOYEES           EXERCISE      EXPIRATION   --------------------------
               NAME                  GRANTED(#)       IN FISCAL YEAR     PRICE($/SH)(1)      DATE          5%             10%
               ----                 -------------   ------------------   --------------   ----------   ----------      ----------
Gordon Zacks......................     16,873(2)            9.2%             $12.10        5/15/02      $ 56,400        $124,700
                                       33,127(3)           18.2%             $11.00        5/15/07      $229,200        $580,800
Charles E. Ostrander..............     15,000(2)            8.2%             $11.00        5/15/07      $103,800        $263,000
                                       10,000(3)            5.5%             $11.00        5/15/07      $ 69,200        $175,300
Christian Galvis..................     15,000(2)            8.2%             $11.00        5/15/07      $103,800        $263,000
                                       10,000(3)            5.5%             $11.00        5/15/07      $ 69,200        $175,300
Richard L. Burrell................     13,521(2)            7.4%             $11.00        5/15/07      $ 93,500        $237,100
                                        1,479(3)            0.8%             $11.00        5/15/07      $ 10,200        $ 25,900
Daniel D. Viren...................     14,307(2)            7.8%             $11.00        5/15/07      $ 99,000        $250,800
                                          693(3)            0.4%             $11.00        5/15/07      $  4,800        $ 12,200

---------------

(1) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the common shares of the Company over the term of the options. These amounts have been rounded to the nearest hundred dollars.

(2) These incentive stock options were granted under the 1997 Plan (except those granted to Mr. Viren, which were granted under the 1988 Plan) on May 16, 1997, and become exercisable as follows: (a) for Mr. Zacks, as to 12,500 common shares on the first anniversary of the grant date, as to 8,608 common shares on the second anniversary of the grant date, as to 8,609 common shares on the third anniversary of the grant date and as to 3,410 common shares on the fourth anniversary of the grant date; (b) for each of Messrs. Ostrander and Galvis, as to 5,000 common shares on each of the third, fourth and fifth anniversaries of the grant date; (c) for Mr. Burrell, as to 1,613 of the common shares on the first anniversary of the grant date, as to 2,908 on the second anniversary of the grant date and as to 3,000 common shares on each of the third, fourth and fifth anniversaries of the grant date; and (d) for Mr. Viren, as to 2,307 common shares on the first anniversary of the grant date and as to 3,000 common shares on each of the second, third, fourth and fifth anniversaries of the grant date; provided, however, that each of these options becomes fully exercisable in the event of certain defined changes-in-control of the Company or dispositions of its assets or upon the death, disability or retirement of the executive officer.

(3) These non-qualified stock options were granted under the 1997 Plan (except those granted to Mr. Viren, which were granted under the 1988 Plan) on May 16, 1997, and become exercisable as follows: (a) for Mr. Zacks, as to 3,892 common shares on the second anniversary of the grant date, as to 3,891 common shares on the third anniversary of the grant date and as to 9,090 common shares on the fourth anniversary of the grant date; (b) for Messrs. Ostrander and Galvis, as to 5,000 common shares on each of the first and second anniversaries of the grant date; (c) for Mr. Burrell, as to 1,387 common shares on the first anniversary of the grant date and as to 92 common shares on the second anniversary of the grant date; and (d) for Mr. Viren, as to 693 common shares on the first anniversary of the grant date; provided, however, that each of these options becomes fully exercisable in the event of certain defined changes-in-control of the Company or dispositions of its assets or upon the death, disability or retirement of the executive officer.

OPTION AND STOCK APPRECIATION RIGHT EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to options exercised during the 1997 fiscal year by each of the named executive officers and unexercised options and stock appreciation rights held as of the end of the 1997 fiscal year by each of the named executive officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                         NUMBER OF                             UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS/
                         SECURITIES                               OPTIONS/SARS AT                 SARS AT FY-END
                         UNDERLYING                                 FY-END(#)(1)                     ($)(2)(3)
                          OPTIONS                          ------------------------------   ---------------------------
         NAME           EXERCISED(#)   VALUE REALIZED($)   EXERCISABLE   UNEXERCISABLE(4)   EXERCISABLE   UNEXERCISABLE
         ----           ------------   -----------------   -----------   ----------------   -----------   -------------
Gordon Zacks..........      0                    --          135,241          89,063         $656,900       $ 83,100
Charles E.
  Ostrander...........   56,951            $344,194            2,500          62,776         $      0       $126,600
Christian Galvis......   55,000            $533,500           58,609          62,776         $291,800       $126,600
Richard L. Burrell....      0                    --           44,721          38,334         $285,400       $ 71,600
Daniel D. Viren.......   11,111            $ 87,971           19,653          35,833         $ 77,700       $ 71,600

---------------

(1) Reflects adjustments for 4-for-3 share split on June 1, 1994, for 4-for-3 share split on September 1, 1995, and for 5-for-4 share split on June 3, 1996.

(2) Rounded to nearest hundred dollars.

(3) "Value of Unexercised In-the-Money Options/SARs at FY-End" is based upon the fair market value of the Company's common shares on January 2, 1998 ($11.50) less the exercise price of in-the-money options and stock appreciation rights at the end of the 1997 fiscal year.

(4) Outstanding options that are not fully exercisable will become so in the event of certain defined changes-in-control of the Company or dispositions of its assets.

PENSION PLANS

     The Company's Pension Plan (the "Plan") provides for the payment of monthly benefits to salaried employees at "normal retirement date" (age 65) based upon 48% (45% prior to January 1, 1996) of a participant's "Final Average Monthly Compensation" (subject to a limitation imposed by law on the amount of annual compensation upon which benefits may be based) less a designated percentage of the participant's primary Social Security benefits. Benefits under the Plan are reduced by 1/30th for each year of credited service less than 30 years. The Company's Supplemental Retirement Plan (the "Supplemental Plan") provides for the payment of additional monthly retirement benefits based upon 2 1/2% of an eligible participant's "Final Average Monthly Compensation" reduced by 2-1/12th% of his primary Social Security benefits with the difference multiplied by his years of credited service up to a maximum of 24 years, and the resulting product then reduced by his monthly pension payable under the Plan. The benefit to which any employee who was a participant in the Supplemental Plan on December 31, 1988 is entitled will not be less than 60% of such participant's "Final Average Monthly Compensation", reduced by (i) his monthly pension payable under the Plan and (ii) a designated percentage of his primary Social Security benefits.

     The following table shows the estimated pension benefits payable to a participant in the Plan and the Supplemental Plan (who was a participant in the Supplemental Plan on December 31, 1988), at "normal retirement age" of 65, based on compensation that is covered by the Plan and the Supplemental Plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

               (MINIMUM BENEFIT FOR PERSONS WHO WERE PARTICIPANTS
                 IN THE SUPPLEMENTAL PLAN ON DECEMBER 31, 1988)

                            ESTIMATED ANNUAL PENSION BENEFITS
 FINAL AVERAGE         BASED ON CREDITED YEARS OF SERVICE INDICATED
     ANNUAL        ----------------------------------------------------
  COMPENSATION        10         15         20         25         30
 -------------     --------   --------   --------   --------   --------
    $125,000       $ 75,000   $ 75,000   $ 75,000   $ 75,000   $ 75,000
     175,000        105,000    105,000    105,000    105,000    105,000
     225,000        135,000    135,000    135,000    135,000    135,000
     275,000        165,000    165,000    165,000    165,000    165,000
     325,000        195,000    195,000    195,000    195,000    195,000
     375,000        225,000    225,000    225,000    225,000    225,000
     425,000        255,000    255,000    255,000    255,000    255,000
     475,000        285,000    285,000    285,000    285,000    285,000
     525,000        315,000    315,000    315,000    315,000    315,000
     575,000        345,000    345,000    345,000    345,000    345,000
     625,000        375,000    375,000    375,000    375,000    375,000
     675,000        405,000    405,000    405,000    405,000    405,000

     Annual benefits are shown before deduction of 50% of primary Social Security benefits.

     The following table shows the estimated pension benefits payable to a participant in the Plan and the Supplemental Plan (who became a participant in the Supplemental Plan after December 31, 1988), at "normal retirement age" of 65, based on compensation that is covered by the Plan and the Supplemental Plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

              (MINIMUM BENEFIT FOR PERSONS WHO BECAME PARTICIPANTS
               IN THE SUPPLEMENTAL PLAN AFTER DECEMBER 31, 1988)

                           ESTIMATED ANNUAL PENSION BENEFITS
  FINAL AVERAGE       BASED ON CREDITED YEARS OF SERVICE INDICATED
     ANNUAL       ----------------------------------------------------
  COMPENSATION       10         15         20         25         30
  -------------   --------   --------   --------   --------   --------
    $125,000      $ 31,250   $ 46,875   $ 62,500   $ 75,000   $ 75,000
     175,000        43,750     65,625     87,500    105,000    105,000
     225,000        56,250     84,375    112,500    135,000    135,000
     275,000        68,750    103,125    137,500    165,000    165,000
     325,000        81,250    121,875    162,500    195,000    195,000
     375,000        93,750    140,625    187,500    225,000    225,000
     425,000       106,250    159,375    212,500    255,000    255,000
     475,000       118,750    178,125    237,500    285,000    285,000
     525,000       131,250    196,875    262,500    315,000    315,000
     575,000       143,750    215,625    287,500    345,000    345,000
     625,000       156,250    234,375    312,500    375,000    375,000
     675,000       168,750    253,125    337,500    405,000    405,000

     Annual benefits are shown before deduction of 20.83% of primary Social Security benefits after 10 years of service, 31.25% after 15 years of service, 41.67% after 20 years of service, 50% after 25 years of service, and 50% after 30 years of service.

     A participant's "Final Average Monthly Compensation" for purposes of the Company's pension plans is the average of the participant's compensation (salary and commissions but excluding cash bonuses and overtime pay) during the five consecutive calendar years of the last twenty years in which such total compensation is highest. The "Final Average Annual Compensation" as of the end of the 1997 fiscal year was $524,718, $240,139, $192,932, $176,789 and $143,838 for Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively. Messrs. Zacks, Ostrander, Galvis, Burrell and Viren have approximately 42, 11, 7, 31 and 9 years, respectively, of credited service under the Plan and the Supplemental Plan. Messrs. Zacks and Burrell were participants in the Supplemental Plan on December 31, 1988, Mr. Ostrander became a participant in the Supplemental Plan effective January 1, 1989, Mr. Viren became a participant in the Supplemental Plan effective January 1, 1990 and Mr. Galvis became a participant in the Supplemental Plan effective January 1, 1992.

DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company (a "Non-Employee Director") receives $12,000 annually for services rendered to the Company as a director. In addition, Messrs. Giovanello and Krueger receive $5,000 annually for serving as Chairman of the Compensation and Audit Committees, respectively. In addition, each Non-Employee Director receives $1,000 for each regular meeting and $500 for each telephonic meeting of the Company's Board of Directors attended. All members of a committee of the Board, other than the chairman of such committee, receive a fee of $500 for each attended meeting that occurs on the same day as a Board meeting. All members of a committee of the Board, including the chairman of such committee, receive (a) a fee of $1,000 for attending a committee meeting that does not occur on the same day as a Board meeting and (b) a fee of $500 for participating in a telephonic meeting of the committee. Directors who are also employees of the Company receive no separate compensation for serving as directors.

     Each Non-Employee Director has been granted a non-qualified stock option (an "NQSO") to purchase 6,250 common shares of the Company pursuant to the R. G. Barry Corporation Stock Option Plan for Non-Employee Directors. Any person who becomes a Non-Employee Director in the future will automatically be granted an NQSO to purchase 6,250 common shares effective on the third business day following the date on which he is appointed or elected to the Board of Directors. The exercise price of each NQSO granted to a Non-Employee Director is equal to the fair market value of the common shares on the date of grant. NQSO's granted to Non-Employee Directors have terms of five years and become exercisable six months after the grant date.

OTHER COMPENSATION

     In 1952, Mrs. Florence Zacks Melton transferred to the Company the exclusive right to manufacture all slippers created and designed by her. Under the agreement, Mrs. Melton receives 1% of the Company's gross receipts from sales of such products. The agreement terminates five years after the death of Mrs. Melton. During 1997, the Company accrued royalty payments (which were paid in 1998) aggregating $96,630 pursuant to this agreement. Mrs. Melton is the mother of Gordon Zacks.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Gordon Zacks, the Chairman of the Board, President and Chief Executive Officer of the Company, and the Company entered into an Employment Agreement, dated July 1, 1994 (the "Zacks Employment Agreement"), which provides for the employment of Mr. Zacks by the Company as its Chief Executive Officer for a term of four years, automatically renewable for additional, consecutive one-year terms unless the Company or Mr. Zacks gives notice to the other of non-renewal. The Company is obligated to cause Mr. Zacks to be nominated to membership on the Board of Directors. Mr. Zacks is entitled to receive a minimum annual salary of $450,000, subject to increases that from time to time may be granted by the Board of Directors. In addition to his annual salary, Mr. Zacks is entitled to participate in the Company's Incentive Program and to receive certain health and life insurance coverages, pension and retirement benefits and other benefits and perquisites.

     If Mr. Zacks' employment is terminated by the Company without "cause" (as defined in the Zacks Employment Agreement) or by Mr. Zacks for "good reason" (as defined in the Zacks Employment Agreement) prior to a "change of control" (as defined in the Zacks Employment Agreement), he will be entitled to have his base salary continued at the rate in effect immediately prior to the date of termination until the last day of the employment term. In addition, he and his spouse will receive for a period ending on his 65th birthday or his earlier death, all life, medical and dental insurance and other employee benefits to which he and his spouse were entitled immediately prior to the date of termination and compensation for lost benefits under the Company's retirement plans resulting from the early termination of his employment. If Mr. Zacks' employment is terminated by the Company without "cause" or by Mr. Zacks for "good reason" within three years after a "change of control," Mr. Zacks will be entitled to receive a severance payment (subject to reduction if the payment would not be deductible by the Company for federal income tax purposes) equal to three times his base salary at the rate in effect at the date of termination. In addition, he and his spouse will receive for a period ending on his 70th birthday or his earlier death, all life, medical and dental insurance benefits to which he and/or his spouse was entitled immediately prior to the date of termination, he will receive all of his perquisites for a period of three years after the date of termination and he will receive compensation for benefits under the Company's retirement plans that he would have received if he had remained in the Company's employ for the greater of an additional 36 months or the number of months remaining in his employment term. A "change of control" is deemed to have occurred if a third party acquires more than 25% of the total voting power of the Company's outstanding voting securities or as a result of, or in connection with, certain specified business combinations or a contested election, the persons who were directors of the Company immediately before the transaction cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. The Zacks Employment Agreement also provides for the continuation of Mr. Zacks' salary and benefits for a period of time following a permanent and total disability.

     Under an Agreement dated September 27, 1989, as amended, the Company agreed, upon the death of Mr. Zacks, to purchase from the estate of Mr. Zacks, at the estate's election, up to $4 million of the common shares of the Company held by Mr. Zacks at the time of his death. The common shares would be purchased at their fair market value at the time the estate of Gordon Zacks exercises its put right. The estate's put right would expire after the second anniversary of the death of Mr. Zacks. The Company agreed to fund its potential obligation to purchase such common shares by purchasing and maintaining during Mr. Zacks' lifetime one or more policies of life insurance on the life of Mr. Zacks. In addition, Mr. Zacks agreed that, for a period of 24 months following his death, the Company will have a right of first refusal to purchase any common shares of the Company owned by Mr. Zacks at his death if his estate elects to sell such common shares. The Company would have the right to purchase such common shares on the same terms and conditions as the estate proposes to sell such common shares.

     Charles E. Ostrander, the Executive Vice President-Sales & Marketing and a Co-President and Co-Chief Operating Officer of the Barry Comfort Group of the Company, and the Company entered into an Executive Employment Agreement, effective as of January 4, 1998 (the "Ostrander Employment Agreement"), which provides for the employment of Mr. Ostrander by the Company as a Co-President of its Barry Comfort Group and as a senior executive officer of the Company for a term of five years. Mr. Ostrander is entitled to receive a minimum annual salary of $258,000, subject to increases that from time to time may be granted by the Board of Directors. In addition to his annual salary, Mr. Ostrander is entitled to participate in the Company's Incentive Program and to receive certain health and life insurance coverages, pension and retirement benefits and other benefits and perquisites. If Mr. Ostrander's employment is terminated by the Company without "cause" (as defined in the Ostrander Employment Agreement) or by Mr. Ostrander for "good reason" (as defined in the Ostrander Employment Agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for the benefit of Mr. Ostrander by the Company for services rendered during the 12-month period immediately preceding the date of termination. The Ostrander Employment Agreement also provides for the continuation of Mr. Ostrander's salary for a period of time following a permanent and total disability.

     Christian Galvis, the Executive Vice President -- Operations and a Co-President and Co-Chief Operating Officer of the Barry Comfort Group of the Company, and the Company entered into an Executive Employment Agreement, effective as of January 4, 1998 (the "Galvis Employment Agreement"), which provides for the employment of Mr. Galvis by the Company as a Co-President of its Barry Comfort Group and as a senior executive officer of the Company for a term of five years. Mr. Galvis is entitled to receive a minimum annual salary of $258,000, subject to increases that from time to time may be granted by the Board of Directors. In addition to his annual salary, Mr. Galvis is entitled to participate in the Company's Incentive Program and to receive certain health and life insurance coverages, pension and retirement benefits and other benefits and perquisites. If Mr. Galvis' employment is terminated by the Company without "cause" (as defined in the Galvis Employment Agreement) or by Mr. Galvis for "good reason" (as defined in the Galvis Employment Agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for the benefit of Mr. Galvis by the Company for services rendered during the 12-month period immediately preceding the date of termination. The Galvis Employment Agreement also provides for the continuation of Mr. Galvis' salary for a period of time following a permanent and total disability.

     Messrs. Ostrander and Galvis have each also entered into a Restricted Stock Agreement, effective as of January 4, 1998, with the Company (the "Stock Agreement"), which provides for the issuance of an aggregate of 10,000 common shares of the Company to the named executive officer over a period of up to eight fiscal years of the Company. The named executive officer will be entitled to receive 1,250 common shares on the last business day of each fiscal year of the Company, beginning with the 1998 fiscal year so long as he is employed by the Company on such date, until the earlier of the following events occurs: (a) the named executive officer has received or has become entitled to receive all of the common shares covered by the Stock Agreement or (b) the named executive officer's right to receive common shares has terminated under the terms of the Stock Agreement. In addition, each named executive officer will receive an additional 1,250 common shares in respect of any fiscal year of the Company in which the Company achieves 120% of the "target profit goal" established by the Company's Board of Directors for that fiscal year in a manner consistent with past practices. If the named executive officer's employment with the Company terminates for any reason (other than within two years following a "change in control" (as defined in the Stock Agreement)), the named executive officer will forfeit the right to receive any additional common shares following such termination of employment other than those previously earned under the terms of the Stock Agreement. If the named executive officer's employment is terminated by the Company without "cause" (as defined in the

Stock Agreement) or by the named executive officer for "good reason" (as defined in the Stock Agreement) within two years following a "change in control," he will be entitled to be issued all of the common shares subject to the Stock Agreement which have not previously been issued.

     Richard L. Burrell, the Senior Vice President -- Finance, Treasurer and Secretary of the Company, and Daniel D. Viren, the Senior Vice President -- Administration of the Company, each entered into an Agreement, effective as of January 4, 1998, with the Company (the "Severance Agreement"), which provides that if the named executive officer's employment is terminated by the Company without "cause" (as defined in the Severance Agreement) or by the named executive officer for "good reason" (as defined in the Severance Agreement) within 36 months following a "change in control" (as defined in the Severance Agreement), he will be entitled to receive a severance payment equal to the greater of (1) the total compensation (including bonus) paid to or accrued for the benefit of the named executive officer by the Company for services rendered during the calendar year ending prior to the date on which the "change in control" occurred or (2) the total compensation (including bonus) paid to or accrued for the benefit of the named executive officer by the Company for services rendered during the 12-month period immediately preceding the date of termination of employment. Prior to a "change in control," each Severance Agreement will terminate immediately if the named executive officer's employment with the Company is terminated for any reason. Each Severance Agreement provides for a term of three years unless earlier terminated pursuant to its terms.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for shares listed on the New York Stock Exchange and an index for Media General Industry Group 57 -- Textiles/Apparel ("Apparel Industry"), for the five-year period ended January 3, 1998.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                    TOTAL RETURNS OF R. G. BARRY CORPORATION
                      COMMON SHARES, NYSE MARKET INDEX AND
                             APPAREL INDUSTRY INDEX

               MEASUREMENT PERIOD                       NYSE            APPAREL           RGBARRY
             (FISCAL YEAR COVERED)                  MARKET INDEX        INDUSTRY        CORPORATION
1992                                                     $  100.00         $  100.00         $  100.00
1993                                                        113.54             96.82            206.78
1994                                                        111.33             89.00            201.13
1995                                                        144.36            112.86            470.05
1996                                                        173.90            130.45            338.98
1997                                                        228.78            138.59            350.28

Assumes $100 invested on 1/3/93 and dividends reinvested; fiscal year ends on 1/3/98, last trade 1/2/98.

                              INDEPENDENT AUDITORS

     The Company engaged KPMG Peat Marwick LLP as its independent auditors to audit its consolidated financial statements for the 1997 fiscal year. KPMG Peat Marwick LLP, together with its predecessor Peat, Marwick, Mitchell & Co., has served as independent auditors for the Company since 1966. The Company's Audit Committee will make its selection of the Company's independent auditors for the 1998 fiscal year at its next meeting, which will be held after the Annual Meeting.

     The Board of Directors expects that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                           SHAREHOLDER PROPOSALS FOR
                              1999 ANNUAL MEETING

     Any qualified shareholder who desires to present a proposal for consideration at the 1999 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 27, 1998, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 1997 Annual Meeting of Shareholders.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 1998 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

     It is important that proxies be completed and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.

                                          By Order of the Board of Directors,

                                          Gordon Zacks Signature
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

March 27, 1998

                             R. G. BARRY CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder(s) of common shares of R. G. Barry Corporation (the "Company") hereby constitutes and appoints Gordon Zacks and Richard L. Burrell, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 13, 1998, at the Company's executive offices, 13405 Yarmouth Road, N.W., Pickerington, Ohio, at 2:30 P.M., local time, and any adjournment(s) thereof, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

         WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

         All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 13, 1998 meeting and Annual Report to Shareholders for the fiscal year ended January 3, 1998.

                                           R. G. BARRY CORPORATION
                                           P.O. BOX 11152
                                           NEW YORK, NY 10203-0152


            (Continued, and to be executed and dated on other side.)

         1.       ELECTION OF DIRECTORS

         /  /     FOR all nominees   /  / WITHHOLD AUTHORITY   /  / *EXCEPTIONS
                  listed below            to vote for all
                                          nominees listed
                                          below

NOMINEES:         Edward M. Stan      Richard L. Burrell     Philip G. Barach

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
            THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

         2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.


                                            Address Change    /  /
                                            Mark Here


                                        Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy.)

Dated:____________, 1998                _________________________________
                                        Signature of Shareholder(s)

                                        _________________________________
                                        Signature of Shareholder(s)


   PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


Votes must be indicated (X) in Black or Blue ink.  /X/